                                                                    Exhibit 10.8

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT

                                      among

                            CONTANGO SUNDANCE, INC.,

                               CONTANGO OIL & GAS,

                               CHENIERE LNG, INC.

                                       and

                              CHENIERE ENERGY, INC.


                            dated as of March 1, 2003

                                TABLE OF CONTENTS

                                                                       Page
1.   EXERCISE OF OPTION, PURCHASE AND SALE OF STOCK                       2
     1.1  Purchase of the Assigned Interest ........................      2
     1.2  Consideration ............................................      2
     1.3  Additional Provisions Related to the Consideration .......      2
     1.4  Security Agreement .......................................      3

2.   CLOSING .......................................................      3
     2.1  The Closing ..............................................      3
     2.2  Deliveries ...............................................      3

3.   REPRESENTATIONS AND WARRANTIES OF THE CHENIERE ENTITIES .......      3
     3.1  Due Organization .........................................      3
     3.2  Authorization ............................................      4
     3.3  Litigation and Administrative Proceedings ................      4
     3.4  Percentage Interests of the Company ......................      4

4.   REPRESENTATIONS OF CONTANGO ...................................      4
     4.1  Authorization ............................................      4
     4.2  Approvals ................................................      5
     4.3  Litigation and Administrative Proceedings ................      5
     4.4  Investigation ............................................      5
     4.5  Investment Representations ...............................      6

5.   CERTAIN COVENANTS OF THE CONTANGO ENTITIES ....................      6
     5.1  Confidential Information .................................      6
     5.2  Further Action; Reasonable Commercial Efforts ............      7
     5.3  Partnership Agreement ....................................      7
     5.4  Assigned Interest ........................................      7
     5.5  Return of Funds ..........................................      9

6.   INDEMNIFICATION ...............................................      9
     6.1  Survival .................................................      9
     6.2  Indemnification by Cheniere ..............................      9
     6.3  Indemnification by Contango ..............................      9
     6.4  Indemnification Procedures ...............................     10

7.   ASSIGNMENT AND OFFSET .........................................     11
     7.1  Right of First Refusal ...................................     11
     7.2  Offset Right .............................................     12
     7.3  Put Option ...............................................     12
     7.4  Equitable Relief .........................................     12

                                TABLE OF CONTENTS
                                  (continued)

                                                                       Page
8.   CERTAIN DEFINITIONS ...........................................     12

9.   GENERAL .......................................................     13
     9.1   Cooperation .............................................     13
     9.2   Designee; Successors and Assigns ........................     13
     9.3   Entire Agreement ........................................     13
     9.4   Counterparts ............................................     13
     9.5   Brokers and Agents ......................................     13
     9.6   Payment of Expenses .....................................     14
     9.7   Notices .................................................     14
     9.8   Governing Law ...........................................     14
     9.9   Amendment to Partnership Agreement ......................     14
     9.10  Exercise of Rights and Remedies .........................     15
     9.11  No Strict Construction ..................................     15
     9.12  Time ....................................................     15
     9.13  Survival ................................................     15
     9.14  Reformation and Severability ............................     15

                              PARTNERSHIP INTEREST
                               PURCHASE AGREEMENT

     THIS PARTNERSHIP INTEREST PURCHASE AGREEMENT (the "Agreement") is made as of the 1st day of March, 2003, among Contango Sundance, Inc., a Delaware corporation ("Contango"), Contango Oil & Gas, a Delaware corporation and an affiliate of Contango ("O&G" and collectively with Contango, the "Contango Entities"), Cheniere LNG, Inc, a Delaware corporation ("Cheniere LNG"), and Cheniere Energy, Inc., a Delaware corporation ("Cheniere" and collectively with Cheniere LNG, the "Cheniere Entities").

     WHEREAS, Cheniere LNG has entered into an Amended and Restated Limited Partnership Agreement ("Partnership Agreement") for Freeport LNG Development, L.P., a Delaware limited partnership (the "Partnership") pursuant to which Cheniere LNG received a forty percent (40%) limited partnership interest in the Partnership and Freeport LNG Investments, LLC (together with its successors and assigns under the Partnership Agreement, "Investments") received a sixty-percent (60%) limited partnership interest in the Partnership; and

     WHEREAS, Contango and Cheniere entered into that certain Option Purchase Agreement dated June 4, 2002 (as amended by the Extension and Amendment to the Option Agreement dated December 15, 2002, the "Option Agreement") pursuant to which Contango has the right and option to purchase from Cheniere (the "Option") a ten percent (10%) interest in the Partnership; and

     WHEREAS, in connection with the execution of the Option Purchase Agreement, Cheniere delivered to O&G a Secured Promissory Note in the initial principal amount of $750,000 (the "Note") and a Security Agreement dated June 4, 2002 securing such Note (the "Security Agreement"); and

     WHEREAS, Contango has delivered notice of the exercise of such Option prior to the First Option Expiration Date (as defined in the Option Agreement) pursuant to which it notified Cheniere of its intent to purchase the interest in the Partnership defined in Section 5.4 of this Agreement as the "Assigned Interest;"

     WHEREAS, it is an integral part of this Agreement that O&G deliver the Note and terminate the Security Agreement at the Closing;

     WHEREAS, O&G has determined that its execution, delivery and performance of this Agreement directly benefits, and are in the best interest of, O&G; and

     WHEREAS, Contango wishes to exercise the Option to purchase the Assigned Interest, and Cheniere LNG wishes to sell (and Cheniere wishes to cause Cheniere LNG to sell) the Assigned Interest to Contango.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   EXERCISE OF OPTION, PURCHASE AND SALE OF STOCK

     1.1 Purchase of the Assigned Interest. Subject to the terms and conditions of this Agreement, Cheniere LNG agrees to sell, transfer and assign to Contango, and Contango agrees to purchase from Cheniere LNG, the Assigned Interest in the Partnership.

     1.2 Consideration. In consideration of the sale, transfer and delivery of the Assigned Interest, Contango shall deliver the following (the "Purchase Price"):

          (a) at Closing, $750,000 in immediately available funds ("Closing Amount");

          (b) on the fifteenth day of each calendar month starting on June 15, 2003 and ending on April 15, 2004, $100,000 in immediately available funds (subject to earlier payment of such amounts in accordance with (d) below);

          (c) on May 15, 2004, $83,333 in immediately available funds (subject to earlier payment of such amount in accordance with (d) below); and

          (d) on the later to occur of (i) the date 10 days after Contango has received written notice of Project Approval (as defined in the Partnership Agreement) which notice may occur prior to the actual approval and (ii) the date on which Project Approval (as defined in the Partnership Agreement) is obtained, $400,000 (plus any unpaid portion of the amounts described in (b) and (c) above in the event that Project Approval is obtained prior to May 15, 2004) in immediately available funds.

     The amounts described in (b), (c) and (d) above are collectively referred to herein as the "Additional Amount."

     In addition, Contango assumes the obligations set forth in the definition of Assigned Interest under Section 5.4.

     1.3  Additional Provisions Related to the Consideration.

          (a) Contango may surrender and deliver the Note to satisfy in full its obligation related to the Closing Amount. Contango and O&G each hereby agree that upon the consummation of the transactions contemplated by this Agreement, neither Contango nor O&G is entitled to any further payments of principal or interest under the Note, that Cheniere has satisfied all obligations to Contango and O&G under the Note, and that the Note is discharged in full and is of no further force or effect. Upon execution of this Agreement, Contango will deliver or cause to be delivered to Cheniere the original Note marked "CANCELED."

          (b) The Parties agree that effective upon the Closing, the Security Agreement and the security interest created thereby is terminated and O&G and Contango release all of the property constituting collateral thereunder.

     1.4 Security Agreement. Contango's obligation to pay the Additional Amount is secured by a security interest in the Assigned Interest and Contango shall execute, simultaneously with the Closing hereunder, a Security and Pledge Agreement of even date herewith between Contango and Cheniere LNG setting forth the terms and conditions of such security interest and specifying certain remedies.

2.   CLOSING

     2.1 The Closing. The transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m., Houston time, at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, on March 1, 2003 (the "Closing Date").

     2.2 Deliveries. In addition to the other things required to be done hereby, at the Closing, (a) O&G and/or Contango shall deliver to the Cheniere Entities, if not previously delivered to the Cheniere Entities, (i) the Note, (ii) a Security and Pledge Agreement, and (iii) all certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of each of the Contango Entities at or prior to the Closing, or reasonably requested by Cheniere in connection herewith and
     (b) the Cheniere Entities shall deliver to Contango (i) a warrant to purchase 300,000 shares of Cheniere common stock at an exercise price of $2.50 per share in the form attached as Exhibit 2.2(b)(i), (ii) a joinder to the Amended and Restated Partnership Agreement, duly executed by the parties thereto, admitting Contango as a substituted limited partner (as contemplated by Article XVII of the Partnership Agreement) in the partnership, which joinder shall be in the form attached hereto as Exhibit 2.2(b)(ii) and (iii) all certificates and such other instruments and documents required pursuant hereto to be delivered by or on behalf of each of the Cheniere Entities at or prior to the Closing, or reasonably requested by the Contango Entities in connection herewith.

3.   REPRESENTATIONS AND WARRANTIES OF THE CHENIERE ENTITIES

     Each of the Cheniere Entities jointly and severally represents and warrants to Contango that each of the following representations and warranties is true as of the date of this Agreement.

     3.1 Due Organization. The Partnership is a limited partnership duly organized and validly existing under the laws of Delaware, and to Cheniere's Knowledge, is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of Government Authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted. True and correct copies of the Partnership's Certificate of Limited Partnership, as amended and Amended and Restated Limited Partnership Agreement are attached to
     Exhibit 3.1. Each of the Cheniere Entities is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of Government Authorities to own its properties and assets and to carry on its business in the places and in the manner as it is now conducted, except as disclosed on Schedule 3.1.

     3.2 Authorization. Each of the Cheniere Entities has full legal right, power and authority to enter into this Agreement and any agreement, document or certificate contemplated hereby and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of any of the Cheniere Entities' Certificate of Incorporation or Bylaws, (ii) violate or conflict with any provision of, or be an event that is a violation of, or result in the modification, cancellation or acceleration of, any obligation under, or result in the imposition or creation of any Encumbrances upon any of the assets of the Cheniere Entities or, to Cheniere's Knowledge, the Partnership pursuant to any mortgage, lien, lease, agreement or instrument to which any of the Cheniere Entities or, to Cheniere's Knowledge, the Partnership is a party or by which any of the Cheniere Entities or, to Cheniere's Knowledge, the Partnership, is bound, (iii) violate or conflict with any Legal Requirement applicable to (x) any of the Cheniere Entities or, to Cheniere's Knowledge, the Partnership or (y) any of the Cheniere Entities' properties or assets or any other material restriction of any kind or character to which it or they are subject or, to the Cheniere's Knowledge, any of the Partnership's properties or assets or any other material restriction of any kind or character to which it or they are subject, or (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority and, except for the general partner of the Partnership, any other Person. This Agreement has been duly executed and delivered by each of the Cheniere Entities and, assuming the due execution and delivery hereof by Contango and the consent of the general partner of the Partnership, this Agreement constitutes the legal, valid and binding obligation of the Cheniere Entities.

     3.4 Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of Cheniere, threatened against the Cheniere Entities in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

     3.5 Percentage Interests of the Company. Prior to the consummation of the transactions contemplated by this Agreement, Cheniere LNG owns a forty percent limited partnership interest in the Partnership and such interest is free and clear of all Encumbrances. Upon consummation of this Agreement in accordance with its terms, Contango will acquire good and valid title in the Assigned Interest, free and clear of all Encumbrances. As of the effective date of the Partnership Agreement, Cheniere LNG's capital account in the Partnership was $9,333,333.

4.   REPRESENTATIONS OF CONTANGO

     Each of the Contango Entities, jointly and severally represents and warrants to Cheniere that each of the following representations and warranties is true as of the date of this Agreement:

     4.1 Authorization. Contango is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of Governmental Authorities to own its properties and assets and carry on its business in places and in the manner as it is now conducted. O&G is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances, and orders of Governmental Authorities to own its properties and assets and carry on its business in places and in the manner as it is now conducted. Each of the Contango Entities has full legal right, power and authority to enter into this Agreement and any agreement, document or certificate contemplated hereby and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with any provision of, or be an event that is (or with the passage of time will result in) a violation of, or result in the modification, cancellation or acceleration of (whether after the giving of notice or lapse of time or both), any obligation under, or result in the imposition or creation of any Encumbrances upon any of the assets of Contango or O&G pursuant to any mortgage, lien, lease, agreement or instrument to which Contango or O&G is a party or by which Contango or O&G is bound, (ii) violate or conflict with any Legal Requirement applicable to Contango or O&G or any of their respective properties or assets or any other material restriction of any kind or character to which it or they are subject, or (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Government Authority or any other Person. This Agreement has been duly executed and delivered by Contango and O&G and, assuming the due execution and delivery hereof by the Cheniere Entities, this Agreement constitutes the legal, valid and binding obligation of Contango and O&G.

     4.2 Approvals. No authorization, consent or approval of, or registration or filing with, any Governmental Authority or any other Person is or was required to be obtained or made by Contango or O&G in connection with the execution, delivery or performance of this Agreement.

     4.3 Litigation and Administrative Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of Contango or O&G, threatened against Contango in any federal, state or local court, or before any administrative agency, that seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken pursuant to or in connection with this Agreement.

     4.4 Investigation. Contango is acquiring the Assigned Interest based on its own investigation and for investment for its own account, and not with the view to, or for resale in connection with, any distribution of any part thereof, and it has no present intention of selling, granting any participation in or otherwise distributing the Assigned Interest. Contango has received and reviewed the Partnership Agreement. Contango understands that the Assigned Interest to be purchased has not been registered under the Securities Act of 1933, as amended, or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Contango's and O&G's representations as expressed herein.

     4.5  Investment Representations.

          (a) The Assigned Interest is being acquired by Contango for Contango's own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and Contango is not participating, directly or indirectly, in a distribution of the Assigned Interest and will not take, or cause to be taken, any action that would cause Contango to be deemed an "underwriter" of such Assigned Interest as defined in Section 2(11) of the Securities Act of 1933, as amended.

          (b) Contango has had access to all materials, books, records, documents, and information relating to the Partnership and has been able to verify the accuracy of, and to supplement, the information contained therein.

          (c) Contango has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of Cheniere, Cheniere LNG and/or the Partnership concerning all material aspects of the Partnership and its proposed business, and any request for such information has been fully complied with to the extent Cheniere, Cheniere LNG or the Partnership possesses such information or can acquire it without unreasonable effort or expense.

          (d) Contango is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended.

          (e) Contango is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership based upon (i) the information furnished by Cheniere, Cheniere LNG and the Partnership; (ii) Contango's personal knowledge of the business and affairs of the Partnership; (iii) the records, files, and plans of the Partnership to which Contango has had full access; (iv) such additional information as Contango may have requested and has received from Cheniere, Cheniere LNG or the Partnership; and (v) the independent inquiries and investigations undertaken by Contango.

          (f) No person has made any direct or indirect representation or warranty of any kind to Contango with respect to the economic return which may accrue to Contango. Contango has consulted with its own advisors with respect to an investment in the Partnership.

5.   CERTAIN COVENANTS OF THE CONTANGO ENTITIES

     5.1 Confidential Information. Contango and O&G hereby agree that, except as required by law, they will not disclose any confidential information to any Person for any purpose whatsoever, including any information related to the Partnership, this Agreement or the terms hereof. In addition, Contango hereby acknowledges that upon the consummation of the transactions contemplated by this Agreement, Contango shall become bound by the obligations of a limited partner as set froth in the Partnership Agreement including all provisions related to confidentiality. Cheniere shall be entitled to an injunction restraining Contango and/or O&G from disclosing, in whole or in part, any confidential information. Notwithstanding the foregoing, each of the Cheniere Entities acknowledges that in connection with the Closing hereunder, Contango shall issue a press release (the form of which shall be provided in advance to Cheniere) announcing the purchase of the Assigned Interest.

     5.2 Further Action; Reasonable Commercial Efforts. Subject to the terms and conditions hereof, each party hereto shall use its reasonable commercial efforts to take, or to cause to be taken, all appropriate action, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby.

     5.3 Partnership Agreement. Effective upon the Closing, Contango shall join in the execution of the Partnership Agreement (including the execution of the attached joinder) and hereby agrees to execute and deliver a counterpart of the Partnership Agreement and any other documents, agreements or certificates requested by the general partner of the Partnership. Contango hereby agrees to be bound by and comply with all the provisions of such Partnership Agreement applicable to it including, but not limited to, any provision that limits or restricts the assignment or transfer of the Assigned Interest.

     5.4 Assigned Interest. The parties to this Agreement agree that the Assigned Interest consists of the following rights and obligations:

          (a) Distributions. The Assigned Interest shall be entitled to a 10% Percentage Interest (as defined in the Partnership Agreement) with respect to all distributions made pursuant to Sections 5.1(b)(v) and
          5.2 of the Partnership Agreement and shall be entitled to distributions in accordance with its Capital Account (as defined in the Partnership Agreement) or its 10% Percentage Interest, as the case may be, in accordance with the provisions of Section 5.4 of the Partnership Agreement. The Assigned Interest shall have no right to any distributions under any other provisions of the Partnership Agreement including under Sections 3.4(b), 5.1(a) or 5.3 of the Partnership Agreement.

          (b) Allocation of Profits and Losses. The Assigned Interest shall be allocated the amount of Profit or Loss (as such terms are defined in the Partnership Agreement) allocable to a Limited Partner with a 10% Percentage Interest under the provisions of Article 4 of the Partnership Agreement.

          (c) Capital Account. The Assigned Interest shall have a Capital Account as of the Closing Date of $2,333,333, equal to 25% of the Capital Account of Cheniere LNG immediately prior to the Closing, such Capital Account to be adjusted thereafter in accordance with Section
          4.1 of the Partnership Agreement.

          (d) Obligations of Contango. As the holder of the Assigned Interest, Contango shall have all of the obligations of a Limited Partner of the Partnership with a 10% Percentage Interest, except to the extent otherwise expressly limited pursuant to this Section 5.4.

          (e) Rights of Contango. As the holder of the Assigned Interest, Contango shall have the rights to distributions, allocations of Profits and Losses, and Capital Account under the Partnership Agreement set forth in this Section 5.4 and shall have all other rights of a Substituted Limited Partner (as contemplated by Article XVII of the Partnership Agreement) of the Partnership with a 10% Percentage Interest except the following:

               (i) Contango has, and shall have, no right to any distribution under Sections 3.4(b), 5.1(a) or 5.3 of the Partnership Agreement;

               (ii) Contango has, and shall have, no approval rights pursuant to Section 10.2 of the Partnership Agreement;

               (iii) Contango has, and shall have, no right to consultation pursuant to Section 10.2(c) of the Partnership Agreement;

               (iv)   Contango has, and shall have, no rights under Section
               10.10 of the Partnership Agreement;

               (v) Contango has, and shall have, no rights under Section 11.1 of the Partnership Agreement;

               (vi) Contango has, and shall have, no rights under Section 12.2(u) of the Partnership Agreement;

               (vii)  Contango has, and shall have, no approval rights under
               Section 14.3 of the Partnership Agreement;

               (viii) Contango has, and shall have, no rights under Section 14.5(d) or (e) of the Partnership Agreement;

               (ix) Contango has, and shall have, no rights under Section 14.6 of the Partnership Agreement; and

               (x) Contango has, and shall have, no rights under Section 22.1 of the Partnership Agreement.

          (f) Notwithstanding anything to the contrary contained herein, Contango shall not be responsible for any obligation of Cheniere LNG
          (i) under Section 6.2(g)(iii) of the Partnership Agreement and (ii) to pay the Reimbursement Amount under Section 16.2 of the Partnership Agreement.

     5.5 Return of Funds. Contango hereby agrees that in the event it receives any funds from the Partnership that it is not entitled to receive, but to which Cheniere LNG is entitled, whether distributed under Section 5.1, 5.3 or as a result of accelerated payments under Section 3.4(b) or otherwise, then Contango will receive such funds in trust for the benefit of Cheniere LNG and shall immediately assign and deliver such amounts to Cheniere LNG.

6.   INDEMNIFICATION

     6.1 Survival. The representations, warranties, covenants and agreements of the parties made in this Agreement shall survive (and not be affected in any respect by) the Closing. Notwithstanding the foregoing, the representations and warranties and the right of indemnification with respect to each representation and warranty contained in this Agreement shall terminate on the date (the "Survival Date") occurring sixty (60) days after the second (2nd) anniversary of the Closing Date. The right to indemnification with respect to such representations and warranties, and the liability of either party with respect thereto, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which such party has been given written notice prior to the Survival Date.

     6.2 Indemnification by Cheniere. The Cheniere Entities shall indemnify, defend, protect and hold harmless Contango and its respective successors and assigns and its directors, officers, employees, attorneys, agents and affiliates (each a "Contango Indemnified Person"), at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 6.1) against all losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses ("Losses") (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation ("Legal Expenses")) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of the Cheniere Entities contained in this Agreement and (b) the breach by the Cheniere Entities, or the failure by the Cheniere Entities to observe, any of the covenants or other agreements contained in this Agreement.

     6.3 Indemnification by Contango. Contango shall indemnify, defend, protect and hold harmless Cheniere, its successors and assigns and its directors, officers, employees, attorneys, agents and affiliates (each a "Cheniere Indemnified Person") at all times from and after the date of this Agreement (subject to any limitation on the survival of representations and warranties set forth in Section 6.1) against all Losses (including specifically, but without limitation, Legal Expenses) based upon, resulting from or arising out of (a) any inaccuracy or breach of any representation or warranty of Contango contained in this Agreement, and (b) the breach by Contango of, or the failure by Contango to observe, any of its covenants or other agreements contained in or made pursuant to this Agreement.

     6.4  Indemnification Procedures.

          (a) Promptly after receipt by any person entitled to indemnification under Section 6.2 or 6.3 (an "indemnified party") of notice of the commencement of any action, suit or proceeding by a person not a party to this Agreement in respect of which the indemnified party will seek indemnification hereunder (a "Third Party Action"), the indemnified party shall notify the person that is obligated to provide such indemnification (the "indemnifying party") thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under Section
          6.2 or 6.3, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. The indemnifying party shall be entitled to participate in the defense of such Third Party Action and to assume control of such defense (including settlement of such Third Party Action) with counsel reasonably satisfactory to such indemnified party; provided, however, that:

               (i) the indemnified party shall be entitled to participate in the defense of such Third Party Action and to employ counsel at its own expense (which shall not constitute Legal Expenses for purposes of this Agreement) to assist in the handling of such Third Party Action;

               (ii) the indemnifying party shall obtain the prior written approval of the indemnified party before entering into any settlement of such Third Party Action or ceasing to defend against such Third Party Action, if pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the indemnified party or the indemnified party would be materially adversely affected thereby;

               (iii) no indemnifying party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each indemnified party of a release from all liability in respect of such Third Party Action; and

               (iv) the indemnifying party shall not be entitled to control the defense of any Third Party Action unless the indemnifying party confirms in writing its assumption of such defense and continues to pursue the defense reasonably and in good faith.

     After written notice by the indemnifying party to the indemnified party of its election to assume control of the defense of any such Third Party Action in accordance with the foregoing, (i) the indemnifying party shall not be liable to such indemnified party hereunder for any Legal Expenses subsequently incurred by such indemnified party attributable to defending against such Third Party Action, and (ii) as long as the indemnifying party is reasonably contesting such Third Party Action in good faith, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge the claim underlying, such Third Party Action without the indemnifying party's prior written consent. If the indemnifying party does not assume control of the defense of such Third Party Action in accordance with this Section 6.4, the indemnified party

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

shall have the right to defend and/or settle such Third Party Action in such manner as it may deem reasonably appropriate at the cost and expense of the indemnifying party provided that the indemnifying party has received written notice of the proposed settlement and the terms thereof, and the indemnifying party will promptly reimburse the indemnified party therefor in accordance with this Section 6. The reimbursement of fees, costs and expenses required by this
Section 6 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

          (b) If an indemnified party becomes entitled to any indemnification from an indemnifying party pursuant to this Agreement, such indemnification payment shall be made in cash upon demand.

          (c) If an indemnified party has actual knowledge of any facts or circumstances other than the commencement of a Third Party Action which cause in good faith it to believe that it is entitled to indemnification under this Section 6, then such indemnified party shall promptly give the indemnifying party notice thereof in writing, but any failure to so notify the indemnifying party shall not relieve it from any liability that it may have to the indemnified party under
          Section 6.2 or 6.3, as the case may be, except to the extent that the indemnifying party is prejudiced by the failure to give such notice.

          (d) The remedies provided in this Section 6 shall be the exclusive remedy for monetary damages (whether at law or in equity) with respect to matters subject to indemnification under Section 6.2(a) or Section 6.3(a) hereof.

7.   ASSIGNMENT AND OFFSET

     7.1 Right of First Refusal. In the event Contango (or its permitted transferees or assigns), proposes to or does attempt to transfer, assign, distribute, pledge, hypothecate, encumber or otherwise dispose of ("Transfer") all or any part of the Assigned Interest ("Offered Interest") to any other partner in the Partnership or any affiliate of any partner of the Partnership, the Offered Interest shall be offered for a purchase price payable entirely in cash and shall first be offered for sale to Cheniere in accordance with this Section 7.1. Contango shall deliver a notice to Cheniere (the "Offer Notice") containing a description of the proposed transaction and the terms thereof, including a description of the Interest being sold and such Offer Notice shall contain an offer to sell to Cheniere the Offered Interest. Such offer to sell shall contain the same terms and conditions and shall be for the same consideration as described in the Offer Notice. For a period of 30 business days after such Offer Notice is received by Cheniere, Cheniere may, by notice to Contango accept the offer to acquire such Offered Interest in whole but not in part. Such acceptance shall specify the proposed date for closing such acquisition, which date shall not be later than 90 days from the date the notice of acceptance is sent to Contango. In the event that Cheniere does not agree to purchase the Offered Interest, Contango shall have the right to proceed with the sale or transfer on the terms specified in the Offer Notice; provided, however, that if Contango does not consummate such sale or transfer within 180 days after the date of the Offer Notice or proposes to consummate the transaction on terms that differ in any material respect more favorable to the transferee from the terms set forth in the Offer Notice, the right of first refusal contemplated by this Section 7.1 shall again be applicable. In the event Contango (or its permitted transferees or assigns) proposes to Transfer all or any part of the Assigned Interest to any other Person, Contango will notify Cheniere at least 30 days prior to consummating a transfer of such portion of the Assigned Interest.

     7.2 Offset Right. In the event Contango fails to pay any Additional Amount when due, Cheniere LNG shall have the right to require Contango to reassign to Cheniere LNG, and Contango will transfer to Cheniere LNG, all right, title and interest in and to all or a portion of the Assigned Interest in satisfaction of Contango's obligation to pay the Additional Amount. The amount of such offset shall be equal to (A) Contango's Percentage Interest (as defined in the Partnership Agreement) multiplied by (B) a ratio, the numerator of which shall be the Additional Amount not timely paid, and the denominator of which shall be (i) $2,333,333 multiplied by (ii) 0.9, as follows:

     (Contango's Percentage Interest)   X   $(Additional Amount not timely paid)
     --------------------------------       ------------------------------------
                    1                                ($2,333,333)(0.9)

     Contango will take such actions and do all things necessary, proper or advisable in order to effect the transactions contemplated by this Section 7.2.

     7.3 Put Option. In the event that Investments exercises its right to withdraw from the Partnership prior to March 31, 2003 pursuant to Section
     16.2 of the Partnership Agreement, Contango shall have the right to transfer the Assigned Interest to Cheniere LNG in exchange for the Closing Amount in the form of a promissory note from Cheniere identical to the existing Note and the execution of a security agreement substantially identical to the existing Security Agreement.

     7.4 Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement including this
     Article VII and equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

8.   CERTAIN DEFINITIONS

     "Affiliate" (whether or not capitalized) shall mean, with respect to any person, any other person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first person. As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interest, by contract or otherwise).

     "Business Day" means each day other than a Saturday, a Sunday, a legal holiday or a day on which commercial banks are authorized or required to be closed in Houston, Texas.

     "Encumbrances" shall mean mortgages, liens, pledges, encumbrances (legal or equitable), claims, charges, security interests, covenants, conditions, voting and other restrictions, rights-of-way, easements, options, encroachments, rights of others and any other matters affecting title, except, in the case of the Assigned Interest, for restrictions on the sale or other disposition thereof imposed by federal or state securities laws.

     "Government Authority" shall mean any government or state (or any subdivision thereof), whether domestic, foreign or multinational, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any government court or tribunal.

     "Knowledge" shall mean facts that are actually known by any officer or director of the applicable party (without any duty to investigate).

     "Legal Requirement" shall mean any law, statute, ordinance, code, rule, regulation, standard, judgment, decree, writ, ruling, arbitration award, injunction, order or other requirement of any Government Authority.

     "Person" (whether or not capitalized) shall mean and include an individual, corporation, company, limited liability company, limited liability partnership, partnership, joint venture, association, trust, and other unincorporated organization or entity including any Government Authority.

9.   GENERAL

     9.1 Cooperation. Cheniere and Contango shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement.

     9.2 Designee; Successors and Assigns. This Agreement and the rights of the parties hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.3 Entire Agreement. This Agreement (including the Exhibits attached hereto and the Schedules delivered pursuant hereto) and the other writings specifically identified herein or contemplated hereby contain the entire agreement and understanding between the Cheniere Entities and the Contango Entities with respect to the transactions contemplated herein and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Contango Entities and the Cheniere Entities acting through their respective duly authorized officers.

     9.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     9.5 Brokers and Agents. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     9.6 Payment of Expenses. Each of the parties hereto shall pay all its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby. Any sales, use, excise, value added, business, goods and services, transfer, stamp, recording, documentary, registration, conveyancing or similar taxes, duties or other expenses related to the transactions contemplated by this Agreement, applicable to the transfer of the Assigned Interest shall be borne by Contango. Each party shall use commercially reasonable efforts to avail itself of any available exemptions from any such taxes, and to cooperate with the other party in providing any information and documentation that may be necessary to obtain such exemptions.

     9.7 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person.

          (a) If to the Cheniere Entities, addressed to:

                      Cheniere Energy, Inc.
                      333 Clay Street, Suite 3400
                      Houston, Texas 77002
                      Attention:
                      Facsimile No.:

          with a copy to:

                      Andrews & Kurth L.L.P.
                      600 Travis, Suite 4200
                      Houston, Texas 77002
                      Attn: Michael Overman
                      (713) 220-4734 - Telephone
                      (713) 220-4285 -Facsimile

          (b) If to the Contango Entities, addressed to:

                      Contango Sundance, Inc.
                      3700 Buffalo Speedway, Suite 960
                      Houston, Texas 77098
                      Attention: Kenneth R. Peak
                      Facsimile No.: 713-960-1065

     9.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.

     9.9 Amendment to Partnership Agreement. Cheniere LNG will not (and will cause its successors and assigns under the Partnership not to) approve or consent to any amendment to, or waiver under, the Partnership Agreement without the consent of Contango if such amendment would (i) convert Contango's interest into a general partner interest, (ii) modify the limited liability of Contango, (iii) increase the obligations of Contango under the Partnership Agreement, or (iv) materially and disproportionately adversely alter the interest of Contango in profits, losses or distributions.

     9.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to the party as a result of any breach or default by the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     9.11 No Strict Construction. Notwithstanding the fact that this Agreement has been drafted or prepared by one of the parties, both the Cheniere Entities and the Contango Entities confirm that both they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties, and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any person.

     9.12 Time. Time is of the essence in this Agreement.


     9.13 Survival. The representations, warranties, covenants and agreements of parties made in this Agreement shall survive (and not be affected in any respect by) the Closing.

     9.14 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           CHENIERE ENERGY, INC.


                                           By: /s/ Charif Souki
                                               ---------------------------------
                                           Name:  Charif Souki
                                           Title: Chairman


                                           CHENIERE LNG, INC.


                                           By: /s/ Charif Souki
                                               ---------------------------------
                                           Name:  Charif Souki
                                           Title: Chairman


                                           CONTANGO SUNDANCE, INC.


                                           By: /s/ Kenneth R. Peak
                                               ---------------------------------
                                           Name:  Kenneth R. Peak
                                           Title: Chairman


                                           CONTANGO OIL & GAS


                                           By: /s/ Kenneth R. Peak
                                               ---------------------------------
                                           Name:  Kenneth R. Peak
                                           Title: Chairman